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EXHIBIT 11.1

                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                          THREE MONTHS ENDED            SIX MONTHS ENDED
                                                        ----------------------        ----------------------
                                                        JUNE 30,        JULY 2,       JUNE 30,       JULY 2,
                                                          1996           1995           1996          1995
                                                        ----------------------        ----------------------
                                                       (in thousands of dollars, except per share amounts)
Net income                                              $10,814        $ 9,537        $19,624        $16,057
Weighted average number of shares outstanding            25,089         24,674         25,071         24,663
Dilutive effect of outstanding options                      486            101            412             76
                                                        ----------------------        ----------------------
Weighted average number of shares and equivalent
  shares outstanding                                     25,575         24,775         25,483         24,739
                                                        ----------------------        ----------------------
Earnings per share                                      $  0.42        $  0.39        $  0.77        $  0.65
                                                        ======================        ======================



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